UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 300 Park Center I

6100 Oak Tree Boulevard

Independence, Ohio 44131

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Closing on Investment Agreement

On August 11, 2015, GrafTech International Ltd. (the “Company”) issued and sold to BCP IV GrafTech Holdings LP, an affiliate of Brookfield Asset Management Inc. (“Brookfield”) (i) 136,616 shares of a new Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), equal to 19.9% of the shares of common stock of the Company outstanding immediately prior to such issuance and (ii) 13,384 shares of a new Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock,” and, together with the Series A Preferred Stock, the “Preferred Stock”), for an aggregate purchase price of $150,000,000 in cash (the “Purchase Price”), under the Investment Agreement dated May 4, 2014 (the “Investment Agreement”) between the Company and Brookfield.

The closing of such issuance and sale occurred after the satisfaction of the closing conditions set forth in the Investment Agreement, including notice from the Committee on Foreign Investment in the United States that it has concluded its investigation of the transaction and has no unresolved national security concerns.

Pursuant to the Investment Agreement, the Company reimbursed Brookfield for $500,000 in out-of-pocket fees and expenses (including fees and expenses of legal counsel) incurred by Brookfield in connection with the transaction.

The proceeds from such issuance and sale will be used by the Company, along with funds available under the Company’s $40 million delayed draw term loan facility, senior revolving credit facility and cash on hand, to prepay the Company’s $200 million Senior Subordinated Notes due November 30, 2015 (collectively, the “Notes” and each, a “Note”).

Preferred Stock

The Series A Preferred Stock is immediately convertible, at Brookfield’s option, into shares of common stock of the Company, at a conversion price of $5.00 per common share, subject to customary anti-dilution adjustments. Each share of Series B Preferred Stock will automatically convert into one share of Series A Preferred Stock upon approval by the Company’s stockholders of such conversion in accordance with New York Stock Exchange requirements (the “Stockholder Approval”). The Company has agreed to seek the Stockholder Approval at the Company’s 2015 annual stockholders meeting.

The Preferred Stock is entitled to quarterly cash dividends at the rate of 7.0% per annum prior to any dividend or distribution with respect to any of the Company’s capital stock junior to the Preferred Stock. Dividends will be cumulative and will accrue until paid. If the Company fails to make timely dividend payments, the dividend rate would increase to 8.0% per annum until such time as all accrued but unpaid dividends have been paid in full. The Preferred Stock has a liquidation preference equal to the greater of (x) $1,000 per share, plus all accrued and unpaid dividends thereon, whether or not declared and (y) the amount that the holders of the Preferred Stock would have received had they converted the Preferred Stock into shares of common stock (or Series A Preferred Stock in the case of Series B Preferred Stock) immediately prior to the time of liquidation. The Preferred Stock ranks junior to the Company’s existing and future indebtedness. The Series A Preferred Stock has certain mandatory redemption rights at the holders’ option following the seventh anniversary of the issue date and certain redemption rights at the option of the Company following the seventh anniversary of the issue date and following the fourth anniversary of the issue date if the daily volume weighted average price of the Company’s common stock equals or exceeds 175.0% of the conversion price for at least 40 trading days during a period of 60 consecutive trading days, in each instance, at a redemption price per share equal to $1,000 per share plus all accrued and unpaid dividends thereon, whether or not declared. The Series B Preferred Stock has a mandatory redemption right at the holders’ option if the Stockholder Approval is not obtained by a specified date. The holders of the Preferred Stock also have the right, upon the occurrence of a change of control (other than one for which such holders have a repurchase right under the Investment Agreement), to require the Company to repurchase all or any portion of such holder’s shares of Preferred Stock at a make-whole premium.

The holders of the Preferred Stock are entitled to vote as a class on matters adversely affecting the Preferred Stock and, subject to certain ownership thresholds, on the election of designated board nominees, and the holders of the Series A Preferred Stock are entitled to vote together with the holders of common stock, as a single class, on an as converted basis, on other matters. So long as 25% of the originally issued shares of Series A Preferred Stock is outstanding, holders of a majority of the Preferred Stock are entitled to veto rights over issuances of senior or parity securities and changes to the certificate of incorporation of the Company that are adverse to the Preferred Stock.

The foregoing descriptions of the Series A Preferred Stock and the Series B Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations of Series A Convertible Preferred Stock and the Certificate of Designations of Series B Convertible Preferred Stock, copies of which are filed as exhibits to this Current Report on Form 8-K.

Stockholder Rights Agreement

Concurrently with such issuance, the Company and Brookfield entered into a Stockholder Rights Agreement (“Stockholder Rights Agreement”). Pursuant to the Stockholder Rights Agreement, Brookfield has the right to designate two members for election to the Company’s board of directors for so long as Brookfield owns at least 75% of the common stock issuable or actually issued upon conversion of the Series A Preferred Stock, excluding all shares of Series A Preferred Stock issued upon conversion of the Series B Preferred Stock (the “Original Preferred Shares”). Brookfield has the right to appoint one such member of the board for so long as Brookfield owns at least 25%, but less than 75%, of the Original Preferred Shares. In addition, for so long as at least 25% of the Original Preferred Shares remain outstanding, the Company will not increase the size of the board to more than 11 members without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

For so long as Brookfield owns 25% or more of the Preferred Stock, Brookfield will have preemptive rights with respect to equity offerings, to enable Brookfield to maintain its proportionate equity ownership interest, subject to certain exceptions. The Stockholder Rights Agreement also prohibits Brookfield from selling or transferring any of the Preferred Stock to specified competitors, key suppliers or vendors of the Company.

Registration Rights Agreement

Concurrently with such issuance, the Company and Brookfield entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement entitles Brookfield to customary demand, piggyback and shelf registration rights with respect to the shares of common stock underlying the Series A Preferred Stock and any other shares of common stock that Brookfield may acquire.

The foregoing descriptions of the Investment Agreement, the Stockholder Rights Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 4, 2015, and the Stockholder Rights Agreement and the Registration Rights Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Preferred Stock was sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and in reliance on similar exemptions under applicable state laws. Brookfield represented to the Company in the Investment Agreement that it is an “accredited investor” within the meaning of Rule 501 under the Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Act, and that it has not acquired the Preferred Stock with a view to the distribution thereof. Because the issuance of the Preferred Stock (and the issuance of the shares of common stock underlying the Preferred Stock, except as provided in the Registration Rights Agreement) was not and will not be registered, the Preferred Stock may not be offered or sold by Brookfield absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Stockholder Rights Agreement, Brookfield designated J. Peter Gordon and Denis A. Turcotte as members for election to the Company’s board of directors. The Company’s board of directors and Nominating and Governance Committee have approved such designees and such designees were elected to the Company’s board of directors on August 11, 2015. Messrs. Gordon and Turcotte will be appointed to committees of the Company’s board of directors in accordance with the terms and conditions of the Stockholder Rights Agreement. Pursuant to the Stockholder Rights Agreement, the Company will provide Messrs. Gordon and Turcotte with the same rights to compensation, indemnification and advancement as it provides to other members of the Company’s board of directors.

Mr. Gordon is a Managing Partner of Brookfield, where he is a senior manager with Brookfield Capital Partners. He has over 25 years of industrial experience, principally in the mining and forest products industries, having held a number of senior management positions in the Brookfield portfolio companies, most recently as President and CEO of Fraser Papers Inc. from 2007 to 2011. Mr. Gordon has served as a director of Norbord Inc. from March 2015 to present and as Advisory Board Member of MAAX Bath Inc. from 2009 to present and has served as a director and chairman of the board of directors of North American Palladium Ltd. since August 2015. He previously served as a director of Ainsworth Lumber Co. Ltd. from 2010 to March 31, 2015, a director of Western Forest Products Inc. from 2004 to 2006 and 2010 to November 2014, and a director of Fraser Papers Inc. from 2007 to February 2011. Mr. Gordon received his MBA from the University of British Columbia and has an engineering degree from Queen’s University.

Mr. Turcotte is President and Chief Executive Officer of North Channel Management and North Channel Capital Partners, both consulting, private investment and management companies. Mr. Turcotte previously served as President and Chief Executive Officer and a Director of Algoma Steel Inc., an integrated flat products steel company, from 2002 through 2008. Prior to joining Algoma, Mr. Turcotte served as President of the Paper Group and Executive Vice President of Corporate Development and Strategy of Tembec Inc., a forest products company, from 1999 to 2002. Mr. Turcotte has served as a director of Coalspur Mines Ltd. from December 2011 to present, as a director of Domtar Corporation from March 2007 to present and as a director of Norbord Inc. from 2012 to present. He also has served as an Advisory Board Member of Brookfield Office Properties Inc. from 2014 to present and of Brookfield Capital Partners Fund from 2009 to present. Mr. Turcotte received his MBA from University of Western Ontario and has an engineering degree from Lakehead University.

Other than as described above, there are no arrangements or understandings between either of such directors and any other persons pursuant to which either such directors was designated for election as a director of the Company. Other than as described above and the previously announced merger agreement among the Company and affiliates of Brookfield and the related tender offer, there are no relationships between either such directors and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

Press Releases

On August 11, 2015, Company issued a press release announcing that the Company had received notice from the Committee on Foreign Investment in the United States that it has concluded the investigation of the previously announced transactions with affiliates of Brookfield Asset Management Inc. and has no unresolved national security concerns. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On August 11, 2015, the Company issued a press release announcing the Preferred Stock issuance, as described above. A copy of such press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Prepayment and Amendment of Senior Subordinated Notes

As previously disclosed in the Company’s Form 10-Q filed with the SEC on July 29, 2015, the Company provided notice (the “Notice”) to all holders of the Notes of the Company, that, as permitted under the Notes, the Company intended to prepay in full (the “Prepayment”) the entire $200,000,000 aggregate principal amount of the Notes after the Company’s receipt of the proceeds of the issuance of the Preferred Stock. The Notice provides that by signing and delivering an attached letter of transmittal, the holder signatory thereto agrees that (a) the letter of transmittal constitutes an amendment to all of such holder’s Notes such that the transactions contemplated by the previously announced merger agreement among the Company and affiliates of Brookfield and the related tender offer and the closings of the tender offer and the merger thereunder, will not constitute a “Change in Control” under the Notes (and will be specifically excluded from the “Change of Control” definition thereunder) and will not result in a Default under (and as defined in) the Notes and (b) the amendment described in (a) above will become applicable to and binding upon all of the Notes at such time as holders holding a majority in outstanding principal amount of the Notes shall have signed and delivered Letters of Transmittal. In accordance with the Notice, the Company will deposit funds in escrow with Delaware Trust Company, which will act as Paying Agent, no later than August 12, 2015 and payment will be made no later August 13, 2015. The foregoing agreements and amendment (as to each and every Note that shall not have been prepaid) will (a) be deemed to be revoked if Prepayment as to any Note that has been received by the Paying Agent (along with properly completed and signed Prepayment Documents) is not made by August 20, 2015 and (b) not apply to any other Default under the Notes. The Company has received signed Letters of Transmittal back from all of the holders of the Notes and, as a result, the Notes have been amended in accordance with the Notice.

Item 9.01.	Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: August 11, 2015	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock

3.2	Certificate of Designations of Series B Convertible Preferred Stock

10.1	Stockholder Rights Agreement

10.2	Registration Rights Agreement

99.1	Press Release of GrafTech International Ltd., dated August 11, 2015

99.2	Press Release of GrafTech International Ltd., dated August 11, 2015